Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the S-1 registration statements No. 333-224486 of our report dated March 8, 2019, relating to the consolidated financial statements and internal control over financial reporting of General Cannabis Corp, as of December 31, 2018 and for year then ended, which is referred to in the respective S-1 registration statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Hall & Company

Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA

April 2, 2020